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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report dated January 10, 1996, incorporated by reference in Barnett Banks, Inc. Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.


Arthur Andersen LLP


Jacksonville, Florida
March 7, 1996